D. Brooks and Associates CPA’s, P.A.

Certified Public Accountants • Valuation Analyst • Advisors

July 26, 2013

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sirs:

We have read the statements included under Item 4.01 in the Form 8-K dated July 26, 2013 of Yappn Corp to be filed with the Securities and Exchange Commission and we agree with such statements as they relate to our firm.

Yours truly,

/s/ D. Brooks and Associates, CPA’s, P.A.

D. Brooks and Associates, CPA’s, P.A.

D. Brooks and Associates CPA’s, P.A. 8918 Marlamoor Lane, West Palm Beach, FL 33412 – (954) 592-2507